SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                               Date: June 8, 2001

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the merger between Wachovia Corporation and First Union Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Wachovia's and First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia's and First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Wachovia's and First Union's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Wachovia's and First Union's results to differ materially from those described in the forward-looking statements can be found in Wachovia's and First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Wachovia or First Union or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and First Union do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to Wachovia's and First Union's stockholders for their consideration, and on June 1, 2001, First Union filed an amended registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of Wachovia and First Union and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and First Union, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397), or to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782).

Wachovia and First Union, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Wachovia and First Union in connection with the merger. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on
Schedule 14A, as filed with the SEC on March 19, 2001. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

THE FOLLOWING IS THE PROXY SOLICITATION COVER LETTER AND BOOKLET THAT WILL BE SENT TO WACHOVIA SHAREHOLDERS



                                                                        WACHOVIA
--------------------------------------------------------------------------------
Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150



Dear Wachovia Shareholder:

In April, we announced that Wachovia Corporation and First Union Corporation had agreed to merge and form a new Wachovia that will be the leading financial service institution in the East and, we think, in the nation.

Numerous newspaper articles and television reports about our planned merger of equals and SunTrust's hostile acquisition proposal may have been confusing to you. Please be assured that the merger of Wachovia and First Union is based on sound strategies that will enhance shareholder value. The people of Wachovia and First Union are coming together and working hard to build an exceptional new company. We think you will be pleased with the result.

We will be sending you information during the next several weeks to keep you up to date about the shareholder vote on the merger. The enclosed booklet provides an overview of why we are merging with First Union, what it means to you and to others, why SunTrust's hostile takeover attempt is unattractive, and what you can expect to happen next.

This booklet may not answer all of your questions. If you would like to talk, give us a call or drop us a note. There are numbers and addresses in the front of the booklet.

Thank you for your continuing support.

Sincerely,

/s/ L.M. BAKER, JR.
L.M. BAKER, JR.
Chairman and Chief Executive Officer

                                  WACHOVIA AND
                                FIRST UNION PLAN
                                   TO MERGE.


                                 WHY SHOULD YOU
                                  VOTE "YES"?

                                                           LET'S GET STARTED.(R)

                                                                        WACHOVIA
--------------------------------------------------------------------------------

FOR MORE INFORMATION:

If you have any questions regarding the merger, you may call the following hotlines 24 hours a day. Representatives will be able to assist you between 8 a.m. - 6 p.m. EDT. Please leave a message if you call after these hours.

Shareholder Hotline: 866-883-0789

Employee Hotline: 866-405-5305

MacKenzie Partners (our proxy solicitor): 800-322-2885

The information in this booklet concerns the proposed merger of Wachovia Corporation and First Union Corporation. Full details will be contained in a joint proxy statement/prospectus which you are urged to read. A copy will be sent to you shortly. You also will be able to get a copy free of charge when it is available from Wachovia Corporation, Investor Relations, 100 North Main Street, Winston-Salem NC 27150, or by calling toll-free to 866-883-0789.

A copy of the joint proxy statement/prospectus also will be available from MacKenzie Partners, Inc., 156 Fifth Avenue, NY, NY 10010, or by calling toll-free to 800-322-2885 or by email at (proxy@mackenziepartners.com). In addition, it will be available on the Internet site of the Securities and Exchange Commission. (http://www.sec.gov).

VOTING FOR THE
         NEW WACHOVIA


Wachovia Corporation and First Union Corporation have agreed to merge. The merger will create a new Wachovia. We think the new Wachovia will be the best banking and financial service institution in the East, if not the nation.

The boards of directors of both companies have already voted in favor of the merger. A merger agreement has been signed. Our goal is to have all the necessary regulatory approvals completed by the time the shareholder votes have been counted.

Your approval is the next major step. The Wachovia shareholder vote is August 3. A majority of all Wachovia shares outstanding must vote in favor of the merger to make it happen. A majority of First Union shares is also needed.

We'll be sending you information between now and August 3. This booklet is your introduction. The merger is a complicated process, but our goal is to make it as clear and simple as we possibly can.

The new Wachovia will be a great company. We need your help to make it happen.

CREATING THE NEW WACHOVIA
Vote "YES" to Grow Your Investment        . . . . . . . . . . . . . . . . . . .3

WHY DO WE WANT TO
         MERGE WITH FIRST UNION?


At Wachovia, our goal has always been to be absolutely the best at what we do.

The best at helping people manage their wealth, buy homes, send their children to college, and prepare for retirement. The best at helping individuals and families with traditional banking needs as well as investments in securities and mutual funds. The best at helping small businesses get started and grow. The best at helping larger businesses with financing and business services.

The idea is that if we do all these things well, our customers will prosper and stay with us as their needs change and grow.

Being the best is not easy. It requires continuous reappraisal and continuous development of new strategies for making ourselves better and stronger. These strategies are in place and at work even now.

Over the past year, it has become clear to us that finding the right partner could give our growth strategies a tremendous lift. We believe we've found the right partner in First Union. Together, we will have the size, skill, knowledge, capital and relationships we need to lead the region. Together we can be the best.

Success with our merger translates into more rapid growth in revenue, earnings, and dividends for our shareholders.

And we suspect that's why you wanted to be a Wachovia shareholder in the first place.

                                              CREATING THE NEW WACHOVIA
4 . . . . . . . . . . . . . . . . . . . . . . Vote "YES" to Grow Your Investment

WHAT DOES "A MERGER
         OF EQUALS" MEAN?


A merger of equals means that Wachovia and First Union can build on the best that both companies have to offer.

Wachovia is a special presence in the communities where we do business. People like us. People trust us. People rely on us. People always expect us to do the right thing. We see no value in merging with anybody if we cannot preserve those values.

We began seriously considering First Union as a merger partner when it became clear that Ken Thompson, First Union's chief executive, shares these same core values. So does the management team he has assembled.

First Union has had recent problems: a couple of disappointing acquisitions and some quality-of-service issues. But they have put these problems behind them, and they're back on track. Recent customer surveys point to great improvements in their service levels. Their recent revenue growth suggests customers like what they're seeing. The recent rise in their stock price suggests investors like what they're seeing, too.

Even though First Union is bigger than Wachovia, Wachovia will provide half of the new Wachovia's board of directors and almost half the senior management team. In development of products, locations, plans, systems, and people our two companies are following the same approach right down to ground level.

The result? A company that will be better than either of us could have been on our own. But also a company that will feel familiar, comfortable and good to people who know and value today's Wachovia.


CREATING THE NEW WACHOVIA
Vote "YES" to Grow Your Investment . . . . . . . . . . . . . . . . . . . . . . 5

WHAT ARE WE BUILDING?

In all our business activities, the new Wachovia will be one of the nation's leaders.

We will have $183 billion in total deposits (fourth in the U.S.) and manage $222 billion in assets. We'll serve 19 million customers, 3 million of them on-line. Customers will be able to reach us through 2,900 branch offices, 5,100 ATMs, and 600 brokerage offices. We'll reach from Florida to Connecticut. We'll be the number one bank in North Carolina, South Carolina, Virginia, Georgia and eastern Pennsylvania, and number two in Florida and New Jersey.

These numbers are impressive. But numbers aren't everything. Wachovia has always been built on long-lasting relationships. By doing what's best for the customer today, our customers and shareholders will be better off tomorrow. The new Wachovia, like the current Wachovia, will be built on the same values. This merger is not about getting bigger, it's about being the best.

--------------------------------------
       #1 Retail Bank in East
--------------------------------------
                             Deposit
Rank        State             Share
--------------------------------------

#1          North Carolina     24%
#1          South Carolina     21%
#1          Virginia           20%
#1          Eastern PA         20%
#1          Georgia            19%
#2          Florida            16%
#2          New Jersey         12%
--------------------------------------

--------------------------------------
   Retail Distribution
--------------------------------------

   Customers . . . . . . . .19 million

   On-line Customers. . . . .3 million

   Total Deposits . . . . $186 billion

   Core Deposits . . . . .$164 billion

   Branches . . . . . . .. . . . 2,600

   ATMs . . . . . . . . . . . . .5,128
--------------------------------------

                                              CREATING THE NEW WACHOVIA
 6 . . . . . . . . . . . . . . . . . . . .  . Vote "YES" to Grow Your Investment

WHY NOT SUNTRUST?


Wachovia talked seriously with SunTrust in December. The more we talked, the more worried we became with the lack of growth in their core businesses, the deteriorating quality of their earnings, and the very different ways in which we and they do business. We decided there wasn't any way to put Wachovia and SunTrust together that was right for customers or our shareholders. We stopped those talks.

A month after we agreed to merge with First Union, SunTrust sent a letter proposing to buy us. Our board of directors took another serious look. The problems that concerned us back in December were still there; in fact, they looked worse.

In addition, SunTrust is proposing a hostile takeover, not a merger of equals. A takeover would mean the end of what we have been building at Wachovia. It would do real harm to our employee population and to communities that count on us most. We saw nothing to make us reconsider. We said no to SunTrust again. So did the stock market: the value of their proposal has been declining steadily since the day it was first announced.

Since our rejection, SunTrust has made a lot of noise in the newspapers and has launched aggressive lawsuits. But it hasn't answered any of the concerns that caused us to say no--not once, but twice.

The new Wachovia is an extraordinary concept in financial service.

We like where we're going with First Union. We think you will too.


CREATING THE NEW WACHOVIA
Vote "YES" to Grow Your Investment . . . . . . . . . . . . . . . . . . . . . . 7

WHAT WILL YOU GET
         FOR YOUR SHARES?


When the merger is completed, you will receive two common shares in the new Wachovia for each Wachovia common share you now own. First Union shareholders will receive one new Wachovia common share for each First Union common share they now own. You'll receive instructions in the mail on how to exchange your current shares for your new ones. It's a fairly easy process.

Wachovia currently pays a dividend of $2.40 per common share per year. After the merger is approved, you will be able to choose one of two alternatives:

 o You can receive the same $2.40 per year that you are receiving now until the dividend rate of the new Wachovia rises to that rate. Then you'll get the regular dividend of the new Wachovia.

 o You can receive a special one-time cash payment of $0.48 per share shortly after the closing. Then you can receive the regular new Wachovia common stock dividend, which will start at $1.92 per year, for the two shares of new Wachovia common stock you will receive.

Two choices, both with essentially the same value. Choose the one that works best for you. You'll get details about both in our proxy materials. Either way, remember that dividends usually go up when profits go up. The new Wachovia expects to be able to grow profits a lot faster than today's Wachovia could do by itself.


                                              CREATING THE NEW WACHOVIA
 8 . . . . . . . . . . . . . . . . . . . . . .Vote "YES" to Grow Your Investment

WHAT HAPPENS NEXT, AND
         WHEN WILL IT HAPPEN?


If you own Wachovia shares on June 12, you will be eligible to vote at the meeting on August 3, where the merger with First Union will be decided.

Later in June, you will receive proxy materials from Wachovia explaining the merger in detail. We urge you to read them carefully. If you have questions, you can call the numbers listed in the front of this booklet.

You will be receiving a WHITE Wachovia proxy card. This is your vote on the merger. We urge you to check the box marked "yes," sign and date the card, and send it back promptly. Remember: We need a majority of all Wachovia shares. If you don't send in your proxy card, it's the same as voting "no."

You will get additional mailings from us in July.

You are also likely to receive proxy material from SunTrust. They are trying to break up our merger. Their proxy card will probably be a different color. Please read everything carefully and be sure of what you're signing. We suggest you discard SunTrust's materials. If you sign and send in a SunTrust proxy card, you would cancel your vote in favor of our merger.

We must receive your proxy card by August 3 for your vote to count. The results could be announced that day; but it often takes 2 or 3 weeks to complete the count. (First Union's vote is on July 31.)

The actual closing, when the two companies become one, will take place as soon as possible after the vote count is official. You'll get information then on exchanging your shares, choosing your dividend option, and everything else you need to know about your new Wachovia.


CREATING THE NEW WACHOVIA
Vote "YES" to Grow Your Investment . . . . . . . . . . . . . . . . . . . . . . 9

QUESTIONS SHAREHOLDERS
         FREQUENTLY ASK


Q:   Does it matter when I vote?
A: No, as long as your proxy card is received before the meeting on August 3. However, we urge you to vote your WHITE Wachovia proxy card as soon as you receive the proxy materials.

Q:   What happens if I change my mind after I send in my proxy card?
A: You can change your vote by sending in a new proxy card (you can get one from our proxy solicitor; their number is listed in the front of this booklet). The card with the latest date is the one that gets counted.

Q:   What should I do with proxy cards I receive from SunTrust?
A: The WHITE proxy card comes from Wachovia; mark it "YES," sign it, date it, and send it back. SunTrust's card will be a different color. You should feel free to discard it.

Q:   Why is it so important that I vote?
A: We need a majority of all the Wachovia shares out there, not just a majority of the shares that vote. So if you don't vote, it's the same as a "no" vote.

Q:   Why can't I vote for SunTrust?
A: Wachovia and First Union have a signed merger agreement; that's what we're voting on. Your management and your board of directors think this is the way to go. There's no SunTrust alternative for you to vote on.

Q:   So what's all this material I'm seeing from SunTrust?
A: SunTrust is asking you to vote against the merger with First Union. They appear to think that if they can defeat our merger, the path will be cleared for them to take over Wachovia on terms that they like. That is not the case.

Q:   What happens if shareholders vote down the merger with First Union?
A: Wachovia's management and board of directors will return to implementing the company's strategic plan without First Union. It's not as compelling for shareholders as the new Wachovia will be, but it's a solid plan, and it will produce attractive returns for shareholders.



                                              CREATING THE NEW WACHOVIA
 10 . . . . . . . . . . . . . . . . . . . . . Vote "YES" to Grow Your Investment

QUESTIONS SHAREHOLDERS
         FREQUENTLY ASK


Q: Shouldn't we be worried about First Union's problems with previous acquisitions?
A: First Union's new management team, led by Ken Thompson, has turned around--and learned from--those problems. But there's another big difference: This is a merger of equals, in which Wachovia management plays an equally large and equally enthusiastic role in putting the two companies together. We're making excellent progress with our deliberate, collaborative integration process. We are laying plans for building the new Wachovia.

Q:   Will Wachovia's high level of customer service continue?
A: As we work with colleagues at First Union, we're steadily more certain that the new Wachovia will provide an extremely high standard of customer service. We're impressed with the turnaround that the First Union team is engineering. Recent customer surveys point to great improvements in First Union's service levels.

Q: How will the merger with First Union affect jobs, branches and our communities?
A: There will be some job losses and branch closings as a result of the merger with First Union. But the new Wachovia will be about growth, not just about cutting costs. The merger-of-equals means that the best people and activities will be retained from both companies. Both companies will work together to make sure that what we do is the best for the company, its employees, customers, investors and communities.

Q:   Where can I get additional information about the merger?
A: If you have any questions about the merger, we have set up the following hotlines for you: Shareholder Hotline: 866-883-0789 & Employee Hotline:
     866-405-5305. You can also call our proxy solicitor, MacKenzie Partners:
     800-322-2885.

If you require assistance in voting your shares, please call MacKenzie Partners at 800-322-2885.

A copy of the joint proxy statement/prospectus can also be obtained free of charge from Wachovia Corporation, Investor Relations, 100 North Main Street, Winston-Salem NC 27150, or by calling toll-free to 866-883-0789 or MacKenzie Partners at 800-322-2885. In addition, it can be viewed on the Internet site of the Securities and Exchange Commission, (http://www.sec.gov).


CREATING THE NEW WACHOVIA
Vote "YES" to Grow Your Investment . . . . . . . . . . . . . . . . . . . . . .11

Additional Information:
This booklet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation,
(i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions.These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Proxy Participant Information:
Information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the materials filed with the SEC by each of First Union and Wachovia on April 16, 2001.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information:
The proposed transaction will be submitted to First Union's and Wachovia's stockholders for their consideration, and, on April 26, 2001, First Union filed a registration statement on Form S-4 with the SEC which was amended on June 1, 2001, containing a preliminary joint proxy statement/prospectus of First Union and Wachovia and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).

First Union and Wachovia, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.